EXHIBIT 8.2

Private and Confidential

LEGAL OPINIONS

To	Skycorp Solar Group Limited
the office of McGrath Tonner Corporate Services Limited Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106

April 28, 2026

Re:	Proposed offering of Skycorp Solar Group Limited (the “Company”) in the United States (the “Offering”)

1.	Introduction

1.1.

Beijing DeHeng Law Offices (“we” or “us”) are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, for the purpose of this opinions (the “Opinions”) only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such we are qualified to issue this Opinions on the laws and regulations of the PRC, effective as of the date hereof.

1.2.

We act as the PRC counsel to the Company, in connection with the Offering and the filing documents to be filed by the Company or its designated PRC entity with the China Securities Regulatory Commission (the “CSRC”) to comply with the Trial Administrative Measures of Overseas Securities Offerings and Listings by Domestic Companies (the “CSRC Trial Measures”). Reference is made to the registration statement (the “Registration Statement”) dated April 28, 2026 (ET), as set forth in Exhibit I, which has been submitted to the U.S. Securities and Exchange Commission.

1.3.	We are issuing this Opinions relating to the Company’s Offering under the CSRC Trial Measures after our due and reasonable diligence.

2.	Procedures, Documents and Assumptions

In rendering this Opinions, we have conducted a necessary due diligence, examined originals or copies of the due diligence documents provided to us by the Company and such other documents, corporate records and certificates issued by the Governmental Agencies in the PRC (collectively the “Documents”). Where certain facts were not independently established by us, we have relied upon certificates of documents issued by, or statements made by, the relevant Governmental Agencies of the PRC, appropriate representatives of the Company and other relevant entities.

In rendering this Opinions, we have conducted the due diligence as follows:

■	We have discussed with the Company and have obtained and reviewed the due diligence documents to understand the PRC Entities’ compliance with applicable PRC Laws and regulations.

For purpose of this Opinions, “PRC Entities” shall include all companies established in the PRC as set forth in the Registration Satement.

For purpose of this Opinions, “PRC Laws” means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and the Supreme People’s Court’s judicial interpretations of laws and regulations of the PRC, currently in effect and publicly available on the date of this Opinions.

■

We have obtained and reviewed the legal due diligence materials relating to the CSRC Filing Report and the latest Registration Statement relating to the Company with its PRC Entities. Based upon our legal due diligence, we verified the accuracy of the material statements related to PRC legal issues inside the Registration Statement.

■

We have conducted a desktop search on the website of Credit China and the National Enterprise Credit Information Publicity System to understand whether there are any material penalties or administrative measures against the PRC Entities.

1

In rendering this Opinions, we have assumed without independent investigation that (the “Assumptions”):

2.1.

All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

2.2.

Each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

2.3.

The Documents that were presented to us remain in full force and effect on the date of this Opinions and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this Opinions;

2.4.	The laws of jurisdictions which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

2.5.	All Governmental Authorizations and other official statement or documentation were obtained from competent Governmental Agency by lawful means in due course.

For purpose of this Opinions, “Governmental Authorization” means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws to be obtained from a Governmental Agency.

For purpose of this Opinion, “Governmental Agency” means any competent government authority, court, arbitration commission, or regulatory body of the PRC. “Governmental Agencies” shall be construed accordingly.

2.6.

All requested Documents, have been provided to us and all factual statements made to us by the Group Companies in connection with this Opinions are true, correct and complete, and none of the Group Companies has withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinions in whole or in part; and

For purpose of this Opinions, “Group Companies” shall include all companies as displayed in the corporate structure chart which has been filed with CSRC;

2

2.7.

Except completing the filing with the CSRC and obtaining the approval from the Securities Exchange Commission of the United States for the Offering, all consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction in connection with the Offering have been obtained or made.

3.	Qualifications

This Opinions expressed below is subject to the following qualifications (the “Qualifications”):

3.1.

Our view is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

3.2.

The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended, or revoked in the future with or without retrospective effect.

3.3.

Our view is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, calculation of damages, entitlement to attorney’s fees and other costs, or waiver of immunity from jurisdiction of any court or from legal process; (c) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

3.4.

Under the PRC legal or administrative or arbitration system, we have very limited access to the information about the current, pending or threatened legal, administrative or arbitration action, suit, proceeding or claim, regulatory or administrative inquiries or investigations, or other governmental decisions, rulings, orders, demands, actions or initiatives involving PRC companies, and are not able to make exhaustive inquiry of the current, pending or threatened legal, administrative or arbitration action, suit, proceeding or claim, regulatory or administrative inquiries or investigations, or other governmental decisions, rulings, orders, demands, actions or initiatives.

3.5.

This Opinions is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Governmental Agencies will ultimately take a view that is not contrary to our view stated above.

3

3.6.

We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Group Companies and PRC government officials.

3.7.

This Opinions is intended to be used in the context which is specifically referred to herein, each section should be considered as a whole, and no part should be extracted and referred to independently.

3.8.

As used in this Opinions (including reference to the CSRC Filing Report), the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this Opinions.

4.	Legal Opinions

On the basis of section 2 and section 3 above, as of the date of this Opinions, we are issuing the following opinions:

4.1.	PRC Entities.

Each of the PRC Entities has been duly incorporated and is validly existing in good standing as companies with limited liability and has full legal person status under PRC laws. The Current arties of association and the business license of each of the PRC Entities comply with the requirement of the applicable PRC laws and are in full force and effect.

4.2.	Organization Structure

The ownership structure of the PRC Entities as set forth in the Registration Statement and the Prospectus, both currently and immediately after giving effect to this Offering, are correct and accurate in all material aspects and will not result in any violation of PRC Laws currently in effect.

4.3.	Business and License.

The PRC Entities have sufficient corporate right, power and authority for them to own, use, and license their respective assets and conduct the respective business in the manner described in their respective business licenses and in the Registration Statement and the Prospectus. To the best of our knowledge after due inquiry: (¡) none of the PRC Entities has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution, bankruptcy or liquidation, or for the appointment of a liquidation committee of any of the PRC Entities, or for the suspension withdrawal, revocation or cancellation of any of the business licenses of the PR Entities; (ii) the business presently engaged by the PRC Entities as described in the Registration Statement and the Prospectus is not subject to the foreign investment restrictions or prohibitions set forth in the Negative List.

4

4.4.	Business and License.

The PRC Entities have sufficient corporate right, power and authority for them to own, use, and license their respective assets and conduct the respective business in the manner described in their respective business licenses and in the Registration Statement and the Prospectus. To the best of our knowledge after due inquiry: (¡) none of the PRC Entities has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution, bankruptcy or liquidation, or for the appointment of a liquidation committee of any of the PRC Entities, or for the suspension withdrawal, revocation or cancellation of any of the business licenses of the PR Entities; (ii) the business presently engaged by the PRC Entities as described in the Registration Statement and the Prospectus is not subject to the foreign investment restrictions or prohibitions set forth in the Negative List.

4.5.	CSRC Filing Requirement.

According to the Trial Measures, where the Company offers securities in the same overseas market after its overseas initial offering and listing, the Company is required to complete the CSRC filing in connection with this Offering within three business days after the closing thereof.

4.6.	M&A Rules.

Based on our understanding of the explicit provisions under PR Claws, except as disclosed in the Registration Statement and the Prospectus, and assuming no offer, issuance or sale of the Ordinary Shares has been or will be made directly or indirectly within the PRC, prior approval from the CSRC is not required.

4.7.	Cybersecurity Review Measures.

Based on the Company's confirmation, as of the date hereof: (i) neither the Company nor any of the PRC Entities has been identified as a critical information infrastructure operator by any competent Government Agency under the PRC cybersecurity law; (ii) the Company and the PRC Entities do not possess or process personal information of more than one million users; (iii)the Company and the PRC Entities do not process any data that has been identified as “Important Data” by relevant Government Agencies, nor do their business activities or the Offering involve any data processing activities that may affect national security, Accordingly, the Offering does not trigger a mandatory filing for cybersecurity review under the Cybersecurity Review Measures. However, there are substantial uncertainties regarding the interpretation and application of the Cybersecurity Review Measures, and the relevant Governmental Agencies in the PRC may take a view that is contrary to or otherwise different from our opinions stated herein and may initiate cybersecurity review on the PRC Entities at their discretion.

4.8.	Taxation.

The statements made in the Registration Statement and the Prospectus under the section entitled “Taxation- People's Republic of China Taxation" with respect to the PRC tax laws and regulations or interpretations, are correct and accurate in all material respects and to the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications therein, constitute our opinion on such matters.

5

4.9.	PRC Laws.

The statements set forth in the Registration Statement and the Prospectus in the prospectus cover page, under the sections entitled “Prospectus Summary", “Risk Factors”, “Corporate History and Structure”, “Enforceability of Judgments’, “Regulation”, “Legal Matters" to the extent that they describe or summarize matters of PRC Laws, are correct and accurate in all material respects. And nothing has come to our attention, insofar as PRC Laws are concerned, that causes us to believe that there is any omission from such statements which causes such statements misleading in any material respect.

4.10.	Exemption.

Provided that the Documents were not executed in the PRC, it is not required under the PRC Laws that the Documents be filed or recorded with any Governmental Agency to ensure the admissibility in evidence of the Documents.

4.11.	PRC Qualification.

Assuming no offer, issuance or sale of the Ordinary Shares has been or will be made directly or indirectly within the PRC, the entry into, performance or enforcement of the Documents in accordance with its terms will not subject the Placement Agent to be licensed or otherwise qualified to do business in the PRC, nor will the Placement Agent be deemed to be resident or domiciled in the PRC, solely by reason of entry into, performance or enforcement of the Documents.

4.12.	Compliance.

The due execution, delivery and performance by the Company of its obligations under the Documents, including the indemnity and contribution provisions set forth in the Documents, as applicable, the issuance, offering and sale of the Ordinary Shares contemplated therein, and the due application of the net proceeds to be received by the Company from the Offering as disclosed in the Registration Statement and the Prospectus, do not and will not, immediately after the Offering,(i)to the best of our knowledge after due inquiry, result in any violation of any indenture, mortgage, deed of trust, loan agreement to which any of the PRC Entities is a party or by which any of the PRC Entities is bound or to which any of the properties or assets of the PRC Entities is subject, (i) result in any violation of the provisions of the articles of association or business licenses of any of the PRC Entities, (iii) result in any violation of any PRC Laws or require any Governmental Authorization (assuming no offer, issuance or sale of the Ordinary Shares has been or will be made directly or indirectly within the PRC). or (iv) to the best of our knowledge after due inquiry, do not result in a violation of any Governmental Authorization which has been obtained by the PRC Entities or any order, judgment or decree of any PRC court having jurisdiction over the PR Entities, except for such conflicts, breaches, violations or defaults under above clauses which would not have a Material Adverse Effect.

6

4.13.	No Material Proceedings.

To the best of our knowledge after due and reasonable inquiries and except as disclosed in the Registration Statement and the Prospectus as confirmed by the Company, there are no legal, arbitral or governmental proceedings in progress or pending or threatened, to which any of the PRC Entities is a party or of which any property of any PRC Entities located within the PRC except for such proceedings that, individually or in aggregate, would not result in a Material Adverse Effect under PRC Laws if the subject of an unfavorable decision, ruling or finding.

5.	Use of this Opinions

We hereby consent to the use of this Opinions in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement.

***

We hope you find the above Opinions helpful. Should you have any further inquiries, please do not hesitate to contact us. Thank you.

7

[Signature Page to Legal Opinions]

Beijing DeHeng Law Offices

By:	/s/ Dong Liyang
Name:	Dong Liyang (董立阳)
Title:	Partner

8